UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 Entry into a Material Definitive Agreement

(a)(1) KEMET Corporation has announced that on July 25, 2008, it has entered into a new medium-term credit facility in the principal amount of EUR 95.0 million with UniCredit Corporate Banking S.p.A. (“UniCredit”), a financial institution headquartered in Italy and part of the Milan-based UniCredit Group. KEMET previously announced on June 3, 2008 that it had received a Commitment Letter from UniCredit for this facility.  Closing is expected before the end of August 2008.

(a)(2) Under the terms of the new credit facility, KEMET will repay the principal amount in equal, semi-annual installments during the six-year term. The credit facility will be priced at EURIBOR +1.70%, and will be unsecured. The use of proceeds from the new credit facility will be to refinance two existing short-term credit facilities with UniCredit totaling EUR 96.8 million and currently scheduled to mature in December 2008 and April 2009. The first semi-annual installment is due July 2009.

A copy of the News Release announcing this new credit facility is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d.)     Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	News Release disseminated on July 30, 2008 by the Company announcing a new credit facility with UniCredit

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 31, 2008	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer